UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________________________________________

Date of Report (Date of earliest event reported): April 28, 2015

MEDOVEX CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-198621	46-3312262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3279 Hardee Avenue Atlanta, Georgia		30341
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (844) 633-6839

Copies to:

Harvey Kesner, Esq.
Arthur S. Marcus, Esq.
 Sichenzia Ross Friedman Ference LLP
 61 Broadway, 32nd Floor
 New York, New York 10006
 (212) 930-9700
(212) 930-9725 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 28, 2015, the board of directors of MedoveX Corp. (the “Company”) appointed Dr. John P. Blank to serve as a member of the Company’s board of directors.

John P. Blank, M.D.C.M.

Dr. Blank is currently Chairman of TreeHouse Health’s Health Innovation Center and President of Dalmore Investments, which makes angel investments in health information technology firms. From 2010 to 2012, Dr. Blank was Senior Vice President of UnitedHealth Group’s (NYSE:UNH) Emerging Business Group, which was responsible for evaluating emerging healthcare business for potential investment and managing key venture capital relationships on behalf of UnitedHealth Group.  From 2008 to 2010, Dr. Blank was COO of United Health Group’s AmeriChoice Division, which is the public sector health care unit of UnitedHealth Group, and from 2004 to 2008, he was CEO of Three Rivers Health Plan, which is a multi-state managed health care organization.  Previously, Dr. Blank has held positions at Harmony Health Plan, Care Choices Health Plan, Provider Services Group Inc., Health Risk Management Inc., Lincoln National Life Insurance Company (NYSE: LNC) and HMO Great Lakes.  Dr. Blank received his B.Sc. and M.D.C.M. from McGill University in Montreal, Canada.

Prior to the Company’s acquisition of Streamline, Inc., Dr. Blank was a member of the board of directors of Streamline, Inc. and Dalmore Investments was a principal stockholder of Streamline, Inc.  There is no family relationship between Dr. Blank and any of our other officers and directors. There are no understandings or arrangements between Dr. Blank and any other person pursuant to which Dr. Blank was appointed as a member of the Company’s board of directors.

Other than his ownership in Streamline, Inc., there has not been any transaction or currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Dr. Blank had or will have a direct or indirect material interest since the beginning of the Company’s last fiscal year.

Item 7.01	Regulation FD Disclosure

On April 29, 2015, the Company issued a revised press release with regard to it's wholly owned subidiary, Streamline, Inc.’s new product introductions.  A copy of the press release is attached hereto as Exhibit 99.1 and shall not be deemed incorporated by reference into any of the Company’s registration statements or other filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in such filing.

On April 30, 2015, the Company issued a press release announcing the appointment of Dr. Blank to the Company’s board of directors, as set forth in Item 5.02 above.  A copy of the press release is attached hereto as Exhibit 99.2 and shall not be deemed incorporated by reference into any of the Company’s registration statements or other filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in such filing.

The information contained in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.  The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

The Securities and Exchange Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

Item 9.01           Financial Statements and Exhibits

(d)          Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 29, 2015.
99.2	Press Release dated April 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDOVEX CORP.
Date:  April 30, 2015                                                                By: /s/ Jarrett Gorlin
  Jarrett Gorlin
  Chief Executive Officer